Exhibit 99.1

New Providence Acquisition Corp. II Announces Entry into Non-Binding Letter of Intent For a Potential Business Combination

AUSTIN, Texas, May 6, 2024 /PRNewswire/ -- New Providence Acquisition Corp. II (Nasdaq: NPABU) announced today that on May 5, 2024 New Providence Acquisition Corp. II (“NPA”) entered into a non-binding letter of intent for a potential business combination with a company in the consumer sector. No assurance can be made that NPA will successfully negotiate and enter into a definitive agreement for a business combination or that NPA will be successful in completing a business combination.

About New Providence Acquisition Corp. II

NPA is a blank check company incorporated in Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Contact

Please send inquiries to info@npa-corp.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, NPA’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the NPA’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of NPA, including those set forth in the Risk Factors section of NPA’s registration statement and prospectus relating to NPA’s initial public offering filed with the SEC. NPA undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.